Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement Nos. 333-134368, 333-83636, and 333-165872 on Form S-8 of Ophthalmic Imaging Systems of our report dated August 10, 2010, relating to our audit of the consolidated financial statements of MediVision Medical Imaging Ltd. as of and for the year ended December 31, 2008, included in the Current Report on Form 8-K/A No. 001-11140.

/s/ Perry-Smith, LLP

Sacramento, California
September 30, 2010